Registration Number 333-_______________

As filed with the Securities and Exchange Commission on August 10, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

StarTek, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1370538 (I.R.S. employer Identification No.)

8200 East Maplewood Avenue, Suite 100 Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip code)

STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Dave M. Gomez
Senior Vice President, General Counsel and Secretary
StarTek, Inc.
8200 East Maplewood Avenue, Suite 100
Greenwood Village, Colorado 80111

(Name and address of agent for service)

(303) 262-4500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock	100,000 shares	$2.95	$295,000.00	$33.81

[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock that become issuable under the StarTek, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.

[2]	Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the New York Stock Exchange on August 8, 2012, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 100,000 shares of common stock, par value $0.01 per share (“Common Stock”), of StarTek, Inc. (the “Company”) available for issuance under the StarTek, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”). The Company registered 200,000 shares of Common Stock for issuance under the ESPP on a Registration Statement on Form S-8 (File No. 333-150635) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2008 and an additional 100,000 shares of Common Stock on a Registration Statement on Form S-8 (File No. 333-168463) filed with the Commission on August 2, 2010. Pursuant to General Instruction E of Form S-8, the Initial Registration Statement is incorporated herein by reference, except that provisions contained in Part II of the Initial Registration Statement are modified as set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company hereby incorporates by reference in this Registration Statement the following documents:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2011,

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above, and

(c) The description of the Company’s common stock, par value $0.01 per share, contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all other reports and documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (except for portions of the Company’s current reports furnished, as opposed to filed, on Form 8-K), and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of StarTek, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed on January 29, 1997).
4.2	Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 21, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed on March 8, 2000).
4.3	Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 23, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q, filed on August 14, 2000).

4.4	Amended and Restated Bylaws of StarTek, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 1, 2011).

4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-K for the quarterly period ended September 30, 2007, filed on November 6, 2007).

5.1	Opinion of Faegre Baker Daniels LLP.

10.1	StarTek, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, filed on March 20, 2008).

10.2	Amendment No. 1 to the StarTek, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, filed on March 18, 2010).

10.3	Amendment No. 2 to the StarTek, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, filed on March 28, 2012).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on August 10, 2012.

STARTEK, INC.

By:	/s/ Chad A. Carlson
Chad A. Carlson
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chad A. Carlson, Lisa A. Weaver and Dave M. Gomez or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad A. Carlson	Director, President and	August 10, 2012
Chad A. Carlson Principal Executive Officer	Chief Executive Officer*
/s/ Lisa A. Weaver	Senior Vice President,	August 10, 2012
Lisa A. Weaver Principal Accounting and Financial Officer	Chief Financial Officer and Treasurer
/s/ Ed Zschau	Chairman of the Board*	August 10, 2012
Ed Zschau

/s/ Robert Shaft	Director*	August 10, 2012
Robert Shaft

/s/ Benjamin L. Rosenzweig	Director*	August 10, 2012
Benjamin L. Rosenzweig

/s/ Jack D. Plating	Director*	August 10, 2012
Jack D. Plating

*These directors constitute a majority of the Board of Directors.

Exhibit Index

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of StarTek, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed on January 29, 1997).
4.2	Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 21, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, filed on March 8, 2000).
4.3	Certificate of Amendment to the Certificate of Incorporation of StarTek, Inc. filed with the Delaware Secretary of State on May 23, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q, filed on August 14, 2000).
4.4	Amended and Restated Bylaws of StarTek, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 1, 2011).
4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-K for the quarterly period ended September 30, 2007, filed on November 6, 2007).
5.1	Opinion of Faegre Baker Daniels LLP.
10.1	StarTek, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the Company’s proxy statement for its 2008 Annual Meeting of Stockholders, filed on March 20, 2008).
10.2	Amendment No. 1 to the StarTek, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit B to the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, filed on March 18, 2010).
10.3	Amendment No. 2 to the StarTek, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit A to the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, filed on March 28, 2012).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).